UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2020

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200
New York, NY 10019
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant's principal executive office)
NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	KKR	New York Stock Exchange
6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange
6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2020, KKR & Co. Inc. (“KKR”) and its subsidiaries completed an internal reorganization (the “Reorganization”) following KKR’s conversion from a Delaware limited partnership to a Delaware corporation on July 1, 2018.

In the Reorganization, KKR Management Holdings L.P. and KKR International Holdings L.P., which were intermediate holding companies for KKR’s business, were combined with the other intermediate holding company, KKR Fund Holdings L.P., which changed its name to KKR Group Partnership L.P. (the “Group Partnership”).  The Group Partnership is now the sole intermediate holding company for KKR’s business, and the Group Partnership’s general partner, which is wholly owned by KKR, owns an approximately 66% economic interest in the Group Partnership as of January 1, 2020. In addition, the issuers of each series of KKR’s outstanding senior notes were contributed to the Group Partnership, the ownership interests of certain operating subsidiaries of the Group Partnership were reorganized, and KKR acquired KKR Capstone Americas LLC and its affiliates.

In connection with the Reorganization, (i) the limited partnership agreement of the Group Partnership was amended (the “Group Partnership Amendment”) to, among other things, reflect the fact that KKR Fund Holdings GP Limited is no longer a general partner of the Group Partnership, and to reflect a subsequent amendment and restatement (the “Third Amended and Restated Partnership Agreement”) to create a new class of limited partner interest, none of which has been issued as of the date hereof, (ii) KKR’s Second Amended and Restated Exchange Agreement was amended and restated (the “Third Amended and Restated Exchange Agreement”) to reflect the Reorganization, and (iii) the guarantees by KKR International Holdings L.P. and KKR Management Holdings L.P. under each series of KKR’s outstanding senior notes were automatically and unconditionally released and discharged pursuant to the terms of the indentures governing such senior notes, with the Group Partnership remaining as a guarantor.

The Group Partnership Amendment, the Third Amended and Restated Limited Partnership Agreement and the Third Amended and Restated Exchange Agreement are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment to Second Amended and Restated Limited Partnership Agreement of KKR Fund Holdings L.P. dated January 1, 2020

Exhibit 10.2	Third Amended and Restated Limited Partnership Agreement of KKR Group Partnership L.P. dated January 1, 2020

Exhibit 10.3	Third Amended and Restated Exchange Agreement, dated as of January 1, 2020, among KKR Group Partnership L.P., KKR Holdings L.P. KKR & Co. Inc. and KKR Group Holdings Corp.

Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: January 2, 2020
	By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary